Exhibit 99.1

Contact:
Brent Johnson
Investor Relations
801-303-3577
brent.johnson@clearone.com

ClearOne Reports Record Fourth Quarter Revenue
SALT LAKE CITY, UTAH - February 27, 2014

Fourth Quarter 2013 Highlights

•Record revenue of $14.2 million.
•Revenue increased by 9%.
•Non-GAAP net income increased by 49%.

Full Year 2013 Highlights

•Record revenue of $49.6 million.
•Revenue increased by 7%
•Non-GAAP net income increased by 44%.

Financial Summary

(Dollars in thousands, except per share values)	Fourth Quarter			Full Year
	2013	2012	Change	2013	2012	Change
Revenue	$14,230	$13,036	9%	$49,592	$46,417	7%
Gross Profit	8,549	7,411	15%	29,857	27,328	9%
Non-GAAP Operating Income	2,881	2,290	26%	8,404	6,792	24%
Non-GAAP Net Income	1,821	1,225	49%	5,710	3,977	44%
Non-GAAP Adjusted EBITDA (see Note 1)	3,112	2,856	9%	9,331	8,011	16%
Non-GAAP Diluted EPS	$0.19	$0.13	46%	$0.60	$0.43	40%

ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, today reported financial results for the fourth quarter and the year ended December 31, 2013. Results reflect continuing growth from a strategically-built portfolio of innovative and profitable products.
For the 2013 fourth quarter, revenue increased by 9% to $14.2 million, compared with $13.0 million for the fourth quarter of 2012. Gross profit for the quarter was $8.5 million, or 60% of revenue, compared with $7.4 million, or 57% of revenue, for the fourth quarter of 2012. Non-GAAP operating income increased by 26% to $2.9 million from $2.3 million for the 2012 fourth quarter. Non-GAAP net income increased 49% to $1.8 million, or $0.19 per diluted share, from $1.2 million, or $0.13 per diluted share, for the fourth quarter of 2012. Non-GAAP adjusted EBITDA for the 2013 fourth quarter increased 9% to $3.1 million, or $0.33 per diluted share, from $2.9 million, or $0.31 per diluted share, a year ago. (see Note 1)

For the year ended December 31, 2013, revenue increased 7% to $49.6 million from $46.4 million for the year ended December 31, 2012. Gross profit was $29.9 million, or 60% of revenue, compared with $27.3 million, or 59% of revenue, for the year ended December 31, 2012. Non-GAAP operating income for the year ended December 31, 2013 increased by 24% to $8.4 million from $6.8 million for the year ended December 31, 2012. Non-GAAP net income for year ended December 31, 2013 increased 44% to $5.7 million, or $0.60 per diluted share, from $4.0 million, or $0.43 per diluted share, for the year ended December 31, 2012. Non-GAAP adjusted EBITDA increased 16% to $9.3 million, or $0.99 per diluted share, from $8.0 million, or $0.87 per diluted share, for the year ended December 31, 2012. (see Note 2)
Cash, cash equivalents and investments totaled $42.7 million at December 31, 2013, down from $55.5 million on December 31, 2012. These balances include the final net amount retained from the December 2012, $45 million favorable settlement relating to auction-rate securities, after paying $13.8 million of associated income taxes and $6.75 million in attorneys' fees. The cash balance also includes $364,000, net of legal expenses received during the fourth quarter of 2013 as final settlement from escrow monies earlier deposited on account of our dispute with a former officer of the company.
ClearOne continued its stock repurchase plan in the fourth quarter, bringing the total repurchase amount to approximately $2.8 million against an allocation of $10 million.
"We are pleased to report record revenue for the last quarter of 2013 and our fourth consecutive year of revenue growth, combined with high margins and consistent profitability," said Zee Hakimoglu, President, Chief Executive Officer and Chairman of ClearOne. "Strong demand, generated by our large and well-developed partner ecosystem in North America and EMEA, drove our revenue growth."
"The recently announced strategic acquisition of Spontania completes our exceptional portfolio of technologies needed for a strong video solutions model. As the market transitions to software and services, ClearOne is the only company to offer an entirely software-based and standards-based video conferencing product line that provides on-premise and cloud-based Software-as-a-Service (SaaS) and Platform-as-a-Service (PaaS) solutions," added Hakimoglu. "We look forward to gaining significant market share and establishing ClearOne as a recognized leader in on-premise and cloud-based visual communication solutions in the rapidly growing desktop and mobile visual communications markets."

Non-GAAP Financial Measures
ClearOne provides non-GAAP financial information in the form of non-GAAP net income, Adjusted EBITDA and corresponding earnings per share to investors to supplement GAAP financial information. ClearOne believes that excluding certain items from GAAP results allows ClearOne's management to better understand ClearOne's consolidated financial performance from period to period as management does not believe that the excluded items are reflective of underlying operating performance. Non-GAAP net income, Adjusted EBITDA and corresponding earnings per share excludes certain costs and expenses, the details of which are provided in the tables below containing the reconciliation between GAAP and non-GAAP financial measures. The exclusion of these items in the non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. ClearOne believes non-GAAP financial measures will provide investors with useful information to help them evaluate ClearOne's operating results and projections. This non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating income, net income or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures. Other companies, including companies in ClearOne's industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP net income to GAAP net income is included with this news release.

About ClearOne

ClearOne is a global company that designs, develops and sells conferencing, collaboration, streaming and digital signage solutions for voice and visual communications.  The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability.  More information about the company can be found at www.clearone.com.

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne's predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements, including acquisitions or investments the company may make to fuel growth, the purchase of common stock under the company's stock repurchase program and any statements of the plans and objectives of management for future operations, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements.

Note 1: The 2013 fourth quarter Non-GAAP Adjusted EBITDA and the corresponding change percentage were listed as $3,157 and 11%, respectively in the press release in error. The table in this document corrects the error.

Note 2: The 2013 Non-GAAP adjusted EBITDA increase was reported as 17% in the press release in error. This document corrects the error.

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http://investors.clearone.com

CLEARONE, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value)

	As of December 31, 2013	As of December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$17,192	$55,509
Marketable securities	3,200	—
Receivables, net of allowance for doubtful accounts of $129 and $60, respectively	9,378	8,388
Inventories, net	10,758	9,584
Distributor channel inventories	1,520	1,289
Deferred income taxes	3,325	3,148
Prepaid expenses and other assets	2,693	1,369
Total current assets	48,066	79,287
Long-term marketable securities	22,326	—
Long-term inventories, net	551	1,955
Property and equipment, net	1,825	1,708
Intangibles, net	3,710	4,258
Goodwill	3,472	3,472
Deferred income taxes	1,024	1,195
Other assets	87	64
Total assets	$81,061	$91,939
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,730	$2,302
Accrued liabilities	1,761	2,143
Income taxes payable	—	14,782
Deferred product revenue	4,158	3,593
Total current liabilities	8,649	22,820
Deferred rent	286	422
Other long-term liabilities	1,791	2,029
Total liabilities	10,726	25,271
Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 8,986,080 and 9,163,462 shares issued and outstanding	9	9
Additional paid-in capital	41,311	40,430
Accumulated other comprehensive income	23	—
Retained earnings	28,992	26,229
Total shareholders' equity	70,335	66,668
Total liabilities and shareholders' equity	$81,061	$91,939

CLEARONE, INC.
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in thousands, except per share values)

	Quarter ended December 31,		Year ended December 31,
	2013	2012	2013	2012
Revenue	$14,230	$13,036	$49,592	$46,417
Cost of goods sold	5,681	5,625	19,735	19,089
Gross profit	8,549	7,411	29,857	27,328

Operating expenses:
Sales and marketing	2,321	1,903	8,896	8,112
Research and product development	2,065	2,265	7,562	8,261
General and administrative	1,777	2,374	6,416	6,934
Proceeds from litigation, net	(367)	(38,250)	(639)	(38,500)
Total operating expenses	5,796	(31,708)	22,235	(15,193)

Operating income	2,753	39,119	7,622	42,521
Other income (expense), net	30	(7)	147	34
Income before income taxes	2,783	39,112	7,769	42,555
Provision for income taxes	1,042	14,598	2,590	15,908
Net income	$1,741	$24,514	$5,179	$26,647

Basic earnings per common share	$0.19	$2.69	$0.57	$2.93
Diluted earnings per common share	$0.19	$2.67	$0.55	$2.89

Basic weighted average shares outstanding	8,985,518	9,109,552	9,064,340	9,107,234
Diluted weighted average shares outstanding	9,340,741	9,192,714	9,455,518	9,214,685

Comprehensive income:
Net income	$1,741	$24,514	$5,179	$26,647
Unrealized gain on available-for-sale securities, net of tax	56	—	23	—
Comprehensive income	$1,797	$24,514	$5,202	$26,647

CLEARONE, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(Dollars in thousands, except per share values)

	Quarter ended December 31,		Year ended December 31,
	2013	2012	2013	2012
Revenue	$14,230	$13,036	$49,592	$46,417
Cost of goods sold	5,678	5,622	19,726	19,083
Gross profit	8,552	7,414	29,866	27,334

Operating expenses:
Sales and marketing	2,302	1,890	8,822	8,054
Research and product development	2,052	2,254	7,511	8,224
General and administrative	1,317	980	5,129	4,264
Total operating expenses	5,671	5,124	21,462	20,542

Operating income	2,881	2,290	8,404	6,792
Other income (expense), net	30	(7)	147	34
Income before income taxes	2,911	2,283	8,551	6,826
Provision for income taxes	1,090	1,058	2,841	2,849
Non-GAAP Net income	$1,821	$1,225	$5,710	$3,977

Basic earnings per common share	$0.20	$0.13	$0.63	$0.44
Diluted earnings per common share	$0.19	$0.13	$0.60	$0.43

Basic weighted average shares outstanding	8,985,518	9,109,552	9,064,340	9,107,234
Diluted weighted average shares outstanding	9,340,741	9,192,714	9,455,518	9,214,685

GAAP Net Income	$1,741	$24,514	$5,179	$26,647
Adjustments:
Share-based compensation	91	65	296	241
Amortization of purchased intangibles	143	301	547	679
Legal expenses for litigation relating to indemnification of former officers, theft of our intellectual property claims and our claim for damages	98	376	332	902
Acquisition related expenses	163	57	246	327
Proceeds from litigation	(367)	(37,628)	(639)	(37,878)
Total of adjustments before taxes	128	(36,829)	782	(35,729)
Income taxes affected by the above adjustments	48	(13,540)	251	(13,059)
Total adjustments	80	(23,289)	531	(22,670)
Non-GAAP Net Income	$1,821	$1,225	$5,710	$3,977

CLEARONE, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED EBITDA
(Dollars in thousands, except per share values)

	Quarter ended December 31,		Year ended December 31,
	2013	2012	2013	2012
GAAP net income	$1,741	$24,514	$5,179	$26,647
Adjustments:
Provision for income taxes	1,042	14,598	2,590	15,908
Depreciation and amortization	344	874	1,327	1,864
Non-GAAP EBITDA	3,127	39,986	9,096	44,419
Proceeds from litigation, net of legal expenses and special bonus to officers	(367)	(37,628)	(639)	(37,878)
Share-based compensation	91	65	296	241
Legal expenses for litigation relating to indemnification of former officers, theft of our intellectual property claims and our claim for damages	98	376	332	902
Acquisition related expenses	163	57	246	327
Non-GAAP Adjusted EBITDA	$3,112	$2,856	$9,331	$8,011

Basic weighted average shares outstanding	8,985,518	9,109,552	9,064,340	9,107,234
Diluted weighted average shares outstanding	9,340,741	9,192,714	9,455,518	9,214,685

Basic Non-GAAP Adjusted EBITDA per common share	$0.35	$0.31	$1.03	$0.88
Diluted Non-GAAP Adjusted EBITDA per common share (see Note 3)	$0.33	$0.31	$0.99	$0.87

Note 3: Diluted Non-GAAP Adjusted EBITDA per common share for the quarter ending December 31, 2013 was listed in the press release as $0.34 in error. The amount in the table above corrects the error.